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                                                                      EXHIBIT 15

August 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 5, 2003 and August 6, 2003 on our reviews of interim financial information of Baxter International Inc. (the "Company") as of and for the periods ended March 31, and June 30, 2003 included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP